Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 33-84558 of Kohl’s Corporation on Form S-8 of our report dated August 11, 2009, appearing in this Annual Report on Form 11-K of Kohl’s Department Store, Inc. Savings Plan for the year ended January 31, 2009.

/s/ Baker Tilly Virchow Krause, LLP

Milwaukee, Wisconsin

August 11, 2009